EXHIBIT 1 A (1)(a)

                           Unanimous Written Consent
                              in Lieu of a Meeting
                                     of the
                              Executive Committee
                                     of the
                               Board of Directors
                                       of
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

The Undersigned, being all of the members of the Board of Directors of GE Capital Life Assurance Company of New York (the "Company"), a New York corporation, do hereby unanimously adopt the following resolutions as the Resolutions of the Board of Directors of the Company:

RESOLVED, that the Board of Directors of the Company, hereby establishes a separate account, pursuant to the provisions of N.Y. Ins. Law ss.4240, designated GE Capital Life Separate Account III (hereinafter the "Separate Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the Separate Account is established for the purpose of providing for the issuance by the Company of certain variable life insurance policies (the "Policies"), and shall constitute a funding medium to support reserves under such Policies issued by the Company; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the applicable agreement or agreements be credited to or charged against the Separate Account, without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, that the portion of the assets of the Separate Account not exceeding the reserves and other contract liabilities with respect to the Separate Account shall not be charged with liabilities arising out of any other business of the Company; and

FURTHER RESOLVED, that the Separate Account shall be divided into investment subdivisions, each of which shall invest in the shares of an open-end management investment company portfolio or units of a unit investment trust, and net premium payments under the Policies shall be allocated in accordance with instructions received from owners of the Policies; and

FURTHER RESOLVED, that the President, Chief Executive Officer and Chief Financial Officer (hereafter, the "empowered officers") and each of them, with full power to act without the others, be, and they hereby are, severally authorized to add or remove any investment subdivision of the Separate Account, any open-end management investment company or portfolio thereof, or any unit investment trust or series thereof, as may hereafter be deemed necessary or appropriate; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each investment subdivision of the Separate Account shall, in accordance with the applicable agreement or agreements, be credited to or charged against such investment subdivision of the Separate Account, without regard to other income, gains or losses of any other investment subdivision of the Separate Account; and
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FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Separate Account or in any investment subdivision thereof, or in any open end investment company portfolio or unit investment trust, as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's and/or the portfolio's or unit investment trust's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time from the Company's general account to the Separate Account, or from the Separate Account to the general account, as deemed necessary or appropriate and consistent with the terms of the Policies and, subject to any approvals required by the New York Superintendent of Insurance; and

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Separate Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Separate Account as a unit investment trust under the 1940 Act; (b) register the Policies under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Policies for sale and the operation of the Separate Account in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Separate Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement on Form N-8B-2, and a registration statement on Form S-6 or its successor registering the Separate Account as an investment company under the 1940 Act and registering the Policies under the 1933 Act, and any and all amendments to the foregoing on behalf of the Separate Account and the Company and on behalf of and as attorneys-in-fact for the empowered officers and/or any other officer of the Company; and

FURTHER RESOLVED, that Barry J. Grosman, President (and any successor to such position), is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are severally authorized on behalf of the Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of New York, and in connection
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therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Separate Account and the Company; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Separate Account and the Company to prepare and file with the Superintendent of Insurance of New York a Plan of Operations for the Separate Account in compliance with the insurance laws and regulations of New York; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Policies with respect to securities owned by the Separate Account; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with a qualified entity under which such entity will be appointed principal underwriter and distributor for the Policies, (ii) with one or more qualified entities to provide administrative services in connection with the establishment and maintenance of the Separate Account and the administration of the Policies, and
(iii) with the designated mutual fund portfolios and/or the principal underwriter and distributor of such mutual fund portfolios for the purchase and redemption of portfolio shares; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Suitability for its officers, employees, and agents with respect to the suitability of the Policies for applicants:

                  1. No recommendation shall be made to an applicant to purchase a Policy, and no Policy shall be issued, in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for the applicant on the basis of information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation;

                  2. A good faith, reasonable inquiry shall be made as to the facts and circumstances concerning a prospective Policy owner's insurance and financial needs and no recommendation shall be made that the prospective Policy owner purchase a Policy when such a purchase is not reasonably consistent with the information that is known or reasonably should be known to the Company or its agents. In making such
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                           recommendation, factors which may be considered are:
                           age, earnings, marital status, number and age of dependents, the value of savings or other assets, and current life insurance program.

Additionally, the Company's agents, as registered representatives, will be subject to supervision by a registered broker-dealer with respect to suitability and other sales practices under the NASD Conduct Rules of NASD Regulation, Inc.; and

FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Conduct for itself and its officers, directors, and employees (each, an "Employee") with respect to the purchase or sale of investments of the Separate Account:

         No Employee shall:

                  1. Employ any device, scheme or artifice to defraud the Separate Account or the owners of the Policies;

                  2. Make any untrue statement of a material fact with respect to the investments of the Separate Account or omit to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading;

                  3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Separate Account or the owners of the Policies;

                  4. Engage in any manipulative practice with respect to the Separate Account or the owners of the Policies;

                  5. Sell to, or purchase from, the Separate Account any securities or other property, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization.

                  6. Purchase or allow to be purchased for the Separate Account any securities of which the Company or an affiliated company is the issuer, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization.

                  7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale or purchase of investment securities to or from the Separate Account except as permitted under applicable laws, rules, regulations, orders, or other interpretations of any government, agency or self-regulatory organization;

                  8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with the Separate Account in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and the Separate Account or the owners of the Policies are disadvantaged in any of these respects by the same transaction; or
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                  9.       Borrow money or securities from the Separate Account
                           other than under a Policy loan provision.

FURTHER RESOLVED, that the Company shall require any third party providing administrative services to the Separate Account to adopt Standards of Conduct encompassing the standards set forth above.
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IN WITNESS WHEREOF, the undersigned have signed this consent as of the 20th day of March, 2000.

/s/ Barry J. Grosman        /s/ Richard I. Byer           /s/ Jerry S. Handler
----------------------      ---------------------         ---------------------
Barry J. Grosman            Richard I. Byer               Jerry S. Handler

/s/ Marshall S. Belkin      /s/ Bernard M. Eiber          /s/ Gerald A. Kaufman
----------------------      ---------------------         ---------------------
Marshall S. Belkin          Bernard M. Eiber              Gerald A. Kaufman